Exhibit 32.1

CERTIFICATIONS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Mark T. Lynn, Chief Executive Officer of AMASS Brands Inc (the “Company”), and Zachary Ament, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of June, 2026.

/s/ Mark T. Lynn	/s/ Zachary Ament
Mark T. Lynn	Zachary Ament
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)